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                                                                Exhibit 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Satelites Mexicanos, S.A. de C.V. on Form F-4 of our report dated April 21, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE

/s/ DELOITTE & TOUCHE

Mexico City, Mexico
July 18, 2003